Exhibit 99.1

GlobalSCAPE, Inc. Releases Accelerate Module for EFTTM Enterprise Boosting Speed, Efficiency of Secure Data Transfers

Patented Technology Enables Accelerated File Transfer to Move Data up to 20 times Faster than SFTP

SAN ANTONIO – April 25, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announces the immediate availability of Enhanced File TransferTM (EFTTM) version 7.3 with the Accelerate module. The Accelerate module is designed to provide extreme file transfers which increase the speed, efficiency and reliability of data movement.

From delivering large medical images between offices and hospitals, to creating and collaborating on a new video or a computer game between artists and programmers, or quickly delivering large seismographic data files from remote locations to an oil and gas company headquarters for analysis – extreme file transfers are a necessity for many organizations. Delays or latency in moving data can create serious challenges for a business and the size of data being moved is only increasing, causing additional strain on bandwidth. EFT Enterprise with the Accelerate module provides companies with the ability to:

•	Transfer files five to ten times faster than on FTP, and more than 20 times faster than over SFTP
•	Overcome latency and securely move data between geographically dispersed servers or locations
•	Prevent delays and eliminate costly bottlenecks in the delivery of important files
•	Obtain better value from expenses on Internet connectivity – in some cases, replacing costly leased lines or private networks

How EFT with the Accelerate Module Works

Behind the Accelerate module for EFT Enterprise is the FAST protocol, which helps achieve the unprecedented increase in the speed of data transfers for extremely large files. The FAST protocol can reduce typical transfer delays caused by large file bottlenecks, geographic distances, round trip time and packet loss associated with standard file exchanges.

The Accelerate module also works in conjunction with scClientTM, a preconfigured client application, which enables an individual user to send files at an accelerated rate, even when in remote areas or offsite locations. EFT Enterprise with the Accelerate module is sold as a perpetual license, saving Globalscape customers added costs associated with service subscriptions.

EFT Enterprise with the Accelerate module offers Globalscape’s signature data security and regulatory compliance capabilities, including comprehensive visibility, governance and auditability with a single point of management from within an organization’s file transfer infrastructure.

Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
"The shape, size and amount of data being collected, managed and received today is increasingly putting strain on IT infrastructure and business processes, yet the demand for data is growing exponentially. With workforces becoming more remote and global collaboration being easier than ever, it’s incredibly important to ensure that data moves quickly and efficiently. Any delay or disruption of data transfers can create serious repercussions for a business. EFT Enterprise with the Accelerate module is an ultra-fast, reliable way to transfer large amounts of data, providing companies with the security, control and compliance features so desperately needed to mitigate risk and prevent delays.”

To learn more about EFT Enterprise with the Accelerate module, please visit: https://www.globalscape.com/managed-file-transfer/accelerate. To request a demo EFT Enterprise with the Accelerate module, please visit: https://www.globalscape.com/managed-file-transfer/trial-accelerate.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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